Exhibit 10.5

Executive Non-Compete Agreement

The following is a list of executive officers who have entered into an Executive Non-Compete Agreement in the form attached as Exhibit 10 to the Form 10-Q for the quarter ended September 30, 1999. The number of shares of restricted stock issued under Section 4 of the agreement is as follows:

Executive Officers	Shares*

Gregg Bacchieri	78,772
Louis J. Freeh	0
Charles C. Krulak	0
John W. Scheflen	66,960
Richard K. Struthers	78,772
Kenneth A. Vecchione	55,140

*Share numbers reflect stock splits.